3: Fulbright & Jaworski Document

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 26, 2005

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On October 26, 2005, DXP Enterprises, Inc., issued a press release announcing financial results for the quarterly period ended September 30, 2005, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1 Press Release dated October 26, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

October 26, 2005

By: /s/Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

INDEX TO EXHIBITS

Introductory Note: The following exhibit is furnished pursuant to Item 2.02 of Form 8-K and is not to be considered "filed" under the Exchange Act and shall not be incorporated by reference into any of the Company's previous or future filings under the Securities Act or the Exchange Act.

Exhibit No. Description

99.1 Press Release dated October 26, 2005 regarding financial results for the quarterly period ended September 30, 2005

Exhibit 99.1

NEWS RELEASE

CONTACT: Mac McConnell

Senior Vice President, Finance

713-996-4700

www.dxpe.com

DXP ENTERPRISES ANNOUNCES THIRD QUARTER RESULTS

NET INCOME INCREASES 43%

Houston, TX, - October 26, 2005 - DXP Enterprises, Inc. (NASDAQ: DXPE) today announced a 43% increase in net income to $1,061,000 for the third quarter ending September 30, 2005, with diluted earnings per share of $.18 compared to net income of $743,000 and diluted earnings per share of $.13 for the third quarter of 2004. Sales increased 1.2% to $43.4 million from $42.9 million for the third quarter of 2004. Gross profit increased 15.2% from the third quarter of 2004.

Year-to-date earnings as of September 30, 2005 increased 59% to $3.4 million, or $0.59 per diluted share, compared to $2.1 million, or $0.39 per diluted share for the first nine months of 2004. Sales increased 6.3% to $130.6 million from $122.8 million for the first nine months of 2004. Gross profit for the first nine months of 2005 increased 17.1% compared to the same period in 2004.

"Results for the third quarter of 2005 were up substantially from last year despite being negatively impacted by two major hurricanes which struck the U. S. Gulf Coast during August and September", said Mac McConnell, Senior Vice President and Chief Financial Officer. "As a result of the hurricanes, our New Orleans service center was closed for approximately four weeks and 17 of our locations, including the corporate office, were closed for two to six business days. The operations of many of our customers were down for longer periods which disrupted our sales. We feel fortunate that our facilities sustained little damage. The cost of physical damage, relocation of inventory and employee assistance amounted to approximately $200,000 in additional expenses."

David R. Little, Chairman and Chief Executive Officer said, "The devastation of these two major hurricanes disrupted our sales and increased expenses but we are thankful that these losses were not considerably greater. Shortly after hurricane Katrina, we directed our sales team to engage our customers by identifying their strategy to repair and rebuild. This direct involvement with our onshore, offshore and petrochemical customer base has already had a significant impact on short term and long term orders. When hurricane Rita turned our direction, we were ready to proactively plan with our customers. This proactive strategy has had an immediate result in orders and customer satisfaction. The outlook for DXP is strong for the remainder of 2005 through 2006 as our customers rebuild and come back on line."

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry since 1908. DXP provides innovative pumping solutions, integrated supply and MROP (maintenance, repair, operating and production) services that emphasize and utilize DXP's vast product knowledge and technical expertise in pumps, bearings, power transmission, seals, hose, safety, fluid power, electrical and industrial supplies. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven creating competitive advantages for our customers.

DXP's innovative pumping solutions provide engineering, fabrication and technical design to meet the capital equipment needs of its global customer base. DXP provides solutions by utilizing manufacturer authorized equipment and certified personnel. Pump packages require MRO and OEM equipment such as pumps, motors and valves, and consumable products. DXP leverages its MROP inventories and technical knowledge to lower the total cost and maintain the quality of the pump package.

SmartSource, a DXP integrated supply program, allows a more efficient way to manage the customer's supply chain needs for MROP products. The program allows the customer to transfer all or part of their supply chain needs to DXP, so the customer can focus on his core business. SmartSource effectively lowers costs by outsourcing purchasing, accounting, and on-site supply management to DXP, which reduces the duplication of effort by the customer and supplier. DXP's broad range of first-tier products provides an efficient measurable solution to reduce cost and streamline procurement and sourcing operations.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

******

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Sales	$ 43,378	$ 42,871	$ 130,630	$ 122,836
Cost of sales	31,927	32,928	95,966	93,222
Gross profit	11,451	9,943	34,664	29,614
Selling, general and administrative expense	9,618	8,563	28,813	25,647
Operating income	1,833	1,380	5,851	3,967
Other income	9	11	36	40
Interest expense	(216)	(233)	(733)	(667)
Minority interest in loss of consolidated subsidiary	29	-	126	-
Income before taxes	1,655	1,158	5,280	3,340
Provision for income taxes	594	415	1,888	1,205
Net income	1,061	743	3,392	2,135
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$ 1,038	$ 720	$ 3,324	$ 2,067

Basic income per share	$ 0.24	$ 0.18	$ 0.79	$ 0.51
Weighted average common shares outstanding	4,452	4,015	4,213	4,025
Diluted income per share	$ 0.18	$ 0.13	$ 0.59	$ 0.39
Weighted average common and common equivalent shares outstanding	5,895	5,531	5,792	5,488